UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2013

EDWARDS LIFESCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-15525	36-4316614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Edwards Way
Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On September 24, 2013, Edwards Lifesciences Corporation (“Edwards”) issued a press release announcing that it had priced, and entered into an agreement to issue and sell, subject to certain conditions, $600 million aggregate principal amount of 2.875% senior unsecured notes due 2018 (the “Notes”) pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or other jurisdiction where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01                                           Financial Statements and Exhibits.

The following exhibits are included with this report. Pursuant to General Instruction B.2 of Form 8-K, Exhibit 1.1 is deemed to be filed under the Exchange Act. Exhibit 99.1 is being furnished solely for purposes of Item 7.01 of this Form 8-K.

(d)                                 Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of September 24, 2013, by and between Edwards Lifesciences Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters listed in Schedule A therein

99.1	Press Release dated September 24, 2013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 25, 2013

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Thomas M. Abate
Thomas M. Abate
Corporate Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of September 24, 2013, by and between Edwards Lifesciences Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters listed in Schedule A therein

99.1	Press Release dated September 24, 2013